EXHIBIT 10.8
                                 LEASE AGREEMENT


This Lease Agreement (the "Lease") is made this ____ day of December, 2001, by and among FELDBERG PROPERTIES I, LLC, a Georgia limited liability company (the "Landlord") and ARMITEC, INC., a Delaware Corporation (the "Tenant").


                              W I T N E S S E T H:

1.   PREMISES.

     Landlord does hereby rent and lease to Tenant that certain land, space and office building having a street address of 4479 Atlanta Road, Smyrna, Georgia 30080 all as more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Premises"). Exhibit A-1 contains floor plan of the building located on the Premises with that portion marked thereon constituting warehouse space and being hereinafter referred to as the "Warehouse Space."

2.   TERM.

     (a) The term of this Lease (the "Term") shall be for a period commencing on December 14, 2001 (the "Commencement Date"). Unless extended or sooner terminated as provided in this Lease, the Term shall expire at 11:59 p.m. on January 31, 2007.

     (b) Tenant shall have the right upon providing Landlord with written notice of Tenant's exercise of its renewal option under this Paragraph 2(b), which written notice must be delivered on or before August 1, 2006, to extend the Term of this Lease by an additional five (5) years upon exercise of which option all references to January 31, 2007 contained in this Lease shall be extended until January 31, 2012.

     (c) On the Commencement Date and continuing thereafter for so long as this Agreement remains in effect, Tenant shall be given access to the Warehouse Space and have the right to store, at Tenant's sole risk, assets and property belonging to Tenant therein for future use by Tenant in the conduct of Tenant's business. All parties acknowledge and agree that the Premises will be modified by means of preparation and construction activities more particularly defined in the Work Letter attached hereto as Exhibit B (collectively the "Landlord Work") occurring after the Commencement Date. It is anticipated that such Landlord Work will be substantially completed on or before February 1, 2002; it being agreed that Tenant shall take possession of the Premises within ten (10) days after being notified by Landlord that such Landlord Work is substantially complete (the date on which Tenant is required or if earlier, does in fact take possession of the entire Premises is hereinafter referred to as the "Possession Date"). As a result, Tenant acknowledges and agrees that (i) the portion of the Premises other than the Warehouse Space will not be ready nor available for Tenant's occupancy or use until the Possession Date, (ii) Tenant shall not


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operate its business  from or out of the Premises or the  Warehouse  Space until the Possession Date, (iii) Tenant shall have all obligations other than those from which it is specifically and expressly relieved hereunder with respect to Tenant's use and possession of the Warehouse Space prior to the Possession Date, and (iv) Tenant shall at all times prior to the Possession Date, utilize the Warehouse Space in such manner and at such times as the Landlord shall permit and so as not to interfere with the conduct by Landlord of all Landlord Work or other activities necessary to prepare the Premises for Tenant's intended use and occupancy as permitted hereunder from and after the Possession Date.

3.   COMPLETION OF IMPROVEMENTS.

     Landlord agrees to proceed with due diligence to prepare the Premises for Tenant's occupancy in accordance with the Work Letter attached hereto as Exhibit
B. Landlord shall use reasonable efforts to have the Premises ready for occupancy by Tenant on or before February 1, 2002, provided that Landlord shall have no liability to Tenant in the event Landlord fails to complete its work and deliver possession of the Premises to Tenant by said date as long as Landlord proceeds with reasonable promptness and dispatch to complete construction of the Landlord Work in accordance with Exhibit B.

4.   POSSESSION.

     Landlord shall notify Tenant in writing at such time as the Landlord Work is substantially completed and the Premises are ready for Tenant's installation of its furniture, fixtures and equipment and move-in in accordance with the terms of the Work Letter. Any occupancy by Tenant of all or any part of the Premises , even if rent free, shall in all respects be pursuant to the terms and provisions of this Lease. Tenant shall notify Landlord in writing within thirty
(30) days after the Possession Date of any defects in the Premises or in the materials or workmanship furnished by Landlord in completing the Landlord Work in accordance with Exhibit B. Except for defects stated in such notice, Tenant shall be deemed to have accepted the Premises and acknowledged that the Premises are in the condition required hereunder on the date Tenant first takes possession of the Premises.

5.   RENTAL PAYMENTS.

     (a) Beginning on the Commencement Date and continuing thereafter through the date which is one (1) day prior to the Possession Date, Tenant hereby agrees to pay all Rent other than the Base Monthly Rental (as defined in Paragraph 6 below), due and payable under this Lease. Beginning on the Possession Date and continuing thereafter throughout the Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean Base Monthly Rental (as defined in Paragraph 6 below), Additional Rent (as defined in Paragraph 7 below), and any other amounts that Tenant agrees to pay under the provisions of this Lease that are owed to Landlord. Base Monthly


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Rental and Additional Rent shall be payable in advance and without demand on the first day of each calendar month during the Term. If the Term commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, the Base Monthly Rental for the first and last partial month shall be prorated based upon the actual number of days in such a month. Base Monthly Rental shall be due and payable in all events, without any setoff or deduction whatsoever. All payments of Rent shall be made in legal tender at the address of Landlord set forth in Paragraph 27 hereof, or at such other place as Landlord shall designate in writing.

     (b) Simultaneously with the execution of this Lease, Tenant has paid to Landlord, and Landlord hereby acknowledges the receipt of Seven Thousand Seven Hundred Seventy-Five Dollars ($7,775.00) (the "Initial Installment"). Such sum shall be applied by Landlord in full or partial satisfaction, as the case may be, to the first installment of Base Monthly Rental as same becomes due hereunder. In the event Tenant fails to take possession of the Premises in accordance with all of the terms hereof, the Initial Installment shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

     (c) No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any additional amount due. No partial payment or endorsement on any check or any letter accompanying any payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease. All payments received by Landlord shall be applied by Landlord as Landlord shall determine, regardless of any notation that may be made on any check or any letter accompanying such payment.

6.   BASE MONTHLY RENTAL.

     (a) Beginning on the Possession Date, Tenant shall pay to Landlord base monthly rental ("Base Monthly Rental") in accordance with the following schedule:



                                                                    BASE MONTHLY
            LEASE YEAR                   ANNUAL BASE RENTAL            RENTAL
            ----------                   -------------------           ------

Possession Date  - January 31, 2003          $ 93,300.00              $7,775.00
February 1, 2003 - January 31, 2004          $ 96,099.00              $8,008.25
February 1, 2004 - January 31, 2005          $ 98,982.00              $8,248.50
February 1, 2005 - January 31, 2006          $101,952.00              $8,496.00
February 1, 2006 - January 31, 2007          $105,012.00              $8,751.00
February 1, 2007 - January 31, 2008          $108,162.00              $9,013.50
February 1, 2008 - January 31, 2009          $111,408.00              $9,284.00


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February 1, 2009 - January 31, 2010          $114,750.00              $9,562.50
February 1, 2010 - January 31, 2011          $118,194.00              $9,849.50
February 1, 2011 - January 31, 2012          $121,740.00             $10,145.00


     (b) The term "Lease Year," as used herein, means a period of twelve (12) consecutive calendar months, or a portion thereof falling within the Term; provided that the First Lease Year shall commence on the Commencement Date and end on January 31, 2003 and each subsequent Lease Year shall commence on the next ensuing February 1 following the last day of the preceding Lease Year under this Lease. The period, if any, from the Commencement Date to the beginning of the first Lease Year shall be treated as if it were a part of the first Lease Year under this Lease for all purposes.

7.   RENT.

     (a) Additional Rent: The following terms, as used in this Paragraph 7, shall have the following meanings:

          "Operating Expenses" are defined in Exhibit C attached hereto and incorporated herein.

          "Tenant's Share" means Tenant's one hundred percent (100%) share of all Operating Expenses for a given calendar year or portion thereof.

          (1) From and after the Commencement Date Tenant shall pay to Landlord as additional rent (the "Additional Rent"), during the Term, Tenant's Share of Operating Expenses.

          (2) As soon as practical after the Commencement Date, and thereafter within one hundred twenty (120) days after the close of each calendar year occurring during the Term of this Lease, Landlord shall deliver to Tenant a statement setting forth (i) Landlord's projection of the Operating Expenses for the then current calendar year, (ii) Tenant's Share of the Operating Expenses for the such calendar year, based on the portion of such calendar year during which this Lease is in effect, and (iii) a computation of the monthly installments to be paid by Tenant toward Tenant's Share of the Operating Expenses for such calendar year, which amount shall be one-twelfth (1/12) of the amount determined pursuant to (ii) above. Tenant shall pay to Landlord in advance on the first day of each calendar month following the rendering of such statement the monthly installments determined pursuant to (iii) above, such payments to continue until another statement is rendered pursuant to this Paragraph 7(c). Notwithstanding the foregoing, if at any time during a calendar year it appears to Landlord that Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments


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by Tenant for such year shall be based upon such  revised  estimate of Operating
Expenses; provided, however, that Landlord's failure to make such a revision shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rent upon final determination of the Operating Expenses for such calendar year. In the event Landlord fails to deliver its statement of estimated Additional Rent within one hundred twenty (120) days after the beginning of a calendar year as aforesaid, Tenant shall continue to pay Additional Rent on the basis of the amount of Additional Rent payable during the preceding calendar year until the month after such statement is delivered to Tenant.

          (3) Within one hundred twenty (120) days after the end of each calendar year occurring during the Term, Landlord shall provide Tenant a statement ("Landlord's Statement") showing (i) the actual amount of the Operating Expenses incurred during the preceding calendar year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) of Tenant's Share of the projected Operating Expenses made during the preceding calendar year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days after receipt of Landlord's Statement. Any overpayment by Tenant shall, at Landlord's option, either be (i) paid to Tenant within thirty (30) days after delivery of Landlord's Statement or (ii) applied to Tenant's Share of Operating Expenses as projected for the ensuing calendar year.

          (4) For the calendar year in which the Term expires, Landlord shall deliver to Tenant, as soon as practicable after the expiration of the Term, a statement setting forth (i) Tenant's Share of the Operating Expenses determined by annualizing Operating Expenses actually accrued during the portion of the calendar year falling within the Term and then prorating Tenant's Share of Operating Expenses thereby determined, based on the number of days of such calendar year falling within the Term, and (ii) any underpayment or overpayment of Tenant's Share of the projected Operating Expenses made during that final calendar year. In the event of any underpayment, Tenant shall pay the full amount thereof to Landlord within thirty (30) days after delivery of Landlord's statement. If Tenant has overpaid, Landlord shall promptly reimburse Tenant the full amount of such overpayment. The respective obligations of the parties hereto pursuant to this Paragraph 7 shall survive the expiration or earlier termination of the Lease.

     (b) Improvements: The parties acknowledge and agree that the Landlord work shall be performed by contractors chosen and under contracts (the "Landlord Work Contracts") executed and performed by Landlord as owner of the Premises. As a condition to Landlord's performance of its obligations under this Lease including in particular the initiation, undertaking or completion of the Landlord Work, Tenant agrees to fully advance and reimburse Landlord for all costs incurred by Landlord in undertaking the Landlord Work. Tenant acknowledges and agrees that prior to Landlord's execution or undertaking of any Landlord Work Contracts, Tenant shall advance and deposit with Landlord all reasonably anticipated costs of performing such Landlord Work Contracts. Landlord shall provide Tenant with notice of such costs and Tenant shall remit the same to Landlord within ten (10) calendar days from and after the date of such notice. Tenant hereby authorizes Landlord to expend all such funds held on deposit hereunder under and in accordance with all applicable Landlord Work Contracts. In the event excess or unexpected costs are incurred under any Landlord Work Contracts, Landlord shall notify Tenant of the same and within five (5) calendar


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

days thereafter, Tenant shall advance the full amount thereof to Landlord provided, that such advance shall in all events be made prior to the date on which the work giving rise to such excess or unexpected costs is performed. Tenant's failure to timely provide any or all funds required hereunder to Landlord shall (i) constitute a default by Tenant hereunder which default shall be the same as Tenant's failure to pay Rent hereunder, (ii) relieve Landlord from all responsibility with respect to the performance of the Landlord Work hereunder, and (iii) relieve Landlord from all responsibility with respect to delivery of the Premises to Tenant in the condition and at the times contemplated hereunder, and (iv) result in Landlord's ability to immediately terminate this Lease and enjoy immediate and exclusive possession of the entire Premises, including without limit the Warehouse Space, without further obligation hereunder.

8.   BROKERAGE DISCLOSURE.

     (a) Tenant warrants that no brokers, agents, or commission salespersons have represented Tenant in connection with its execution of this Lease other than Massell Commercial Real Estate ("Massell"). Tenant hereby indemnifies and agrees to hold Landlord and Landlord's agent harmless from and against any and all loss, cost, damage or expense, incurred by Landlord or Landlord's agent as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant which claim arises by reason other than Landlord's breach of its obligations under Paragraph 8(c) below.

     (b) Landlord warrants that no brokers, agents, or commission salespersons have represented Landlord in connection with its execution of this Lease other than McWhirter Realty Corp. ("McWhirter"). Landlord hereby indemnifies and agrees to hold Tenant harmless from and against any and all loss, cost, damage or expense incurred by Tenant as a result of or in conjunction with a claim made by Massell or McWhirter by reason of Landlord's breach of its obligations under Paragraph 8(c) below.

     (c) Landlord has agreed to exclusively pay and each of Massell and McWhirter agree to exclusively accept in full payment and satisfaction of all amounts owed to Massel and McWhirter in connection with the transactions which are the subject matter of this Lease the following compensation: (i) within three (3) calendar days after Landlord's and Tenant's execution of this Lease and Landlord's receipt of the amount contemplated under Paragraph 5(b) above, Landlord shall pay to Massell $3,887.50 as a procurement fee, (ii) within three
(3) calendar days after Landlord's and Tenant's execution of this Lease and Landlord's receipt of the amount contemplated under Paragraph 5(b) above, Landlord shall pay to McWhirter $1,943.75 as a procurement fee, (iii) within three (3) calendar days after the Possession Date, Landlord shall pay to Massell $3,887.50 as a procurement fee, (iv) within three (3) calendar days after the Possession Date, Landlord shall pay to McWhirter $1,943.75 as a procurement fee, and (v) within three (3) calendar days after the first day of each of the second and thereafter ensuing full calendar months occurring during the Term (including any extension of the Term occurring by reason of Tenant's exercise of that option provided under Paragraph 2(b) of this Lease) and during which calendar month this Lease remains in effect, Landlord shall (a) pay to Massell five percent (5%) of the Base Monthly Rent paid to and retained by Landlord from


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Tenant hereunder for such applicable calendar month and (b) pay to McWhirter two and one-half percent (2.5%) of the Base Monthly Rent paid to and retained by Landlord from Tenant hereunder for such applicable calendar month. Each of Massell and McWhirter are parties to this Lease solely for purposes of agreeing to accept the compensation herein described in complete and full satisfaction of all obligations owed to them by Landlord in connection with this Lease. Landlord, Massell and McWhirter agree that those amounts payable to Massell and McWhirter under sub-clause (v) of this Paragraph shall only be payable if and to the extent that Landlord receives and retains the Base Monthly Rental payment giving rise to such obligation from Tenant hereunder.

9.   USE.

     (a) The Premises shall be used for business office, general warehouse and ancillary purposes directly related to Tenant's business of the retail and wholesale distribution of uniforms for police, fire, emergency medical services, postal, security and other similar personnel and for no other purposes. The Premises shall not be used for any illegal purposes, nor in violation of any regulation of any governmental authority, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

     (b) Notwithstanding anything to the contrary provided in subparagraph (a) above, without the prior written consent of Landlord, no portion of the Premises shall be used (i) for the purchase, sale (wholesale, retail or otherwise), use, distribution, processing or manufacture of reprographic machines, equipment, media or other products.

     (c) Tenant shall, at its own expense, promptly comply with any and all municipal, county, state and federal statutes, regulations and/or requirements applicable or in any way relating to Tenant's use and occupancy of the Premises.

     (d) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. ss.12191 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that :
(a) Tenant shall be responsible for ADA compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (b) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA "path of travel" requirements triggered by alterations in the Premises, and (c) Tenant shall be solely responsible for requirements under the ADA relating to Tenant's employees.


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

         (e) Any increased costs to Landlord resulting from a violation of this Paragraph 9 shall be charged to Tenant as additional rent and Landlord shall have the right to enjoin Tenant from further violation, if applicable.

10.  ASSIGNMENT AND SUBLETTING.

     (a) Tenant may not without the prior written consent of the Landlord abandon the Premises or assign this Lease or sublet the whole or any part of the Premises. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. In addition to obtaining Landlord's consent, any assignment or sublease of this Lease or all or any part of the Premises shall be conditional upon: (i) the occupancy of the proposed assignee or sublessee not requiring parking or delivery accommodations in excess of that provided in Paragraph 37 below, or otherwise unreasonably burden the Premises and its systems; (ii) the proposed assignee or sublessee being of a reputation, character, stature, and financial creditworthiness acceptable to Landlord; (iii) the proposed sublessee or assignee not creating greater environmental risks to the Landlord compared to Tenant's use of the Premises; (iv) the proposed use of the Premises by any such assignee or sublessee being for solely those purposes acceptable to Landlord, not violating any exclusive use or prohibited use covenants binding upon Landlord or the Premises, and favorably coexisting and mixing with, and not detracting from the character and quality of the Premises; and (v) Tenant not being in Default under this Lease.

     (b) If Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice shall specify (i) the name and business of the proposed assignee or sublessee,
(ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental or other consideration to be paid to Tenant by such sublessee or assignee, and
(v) such other information as shall be reasonably required in order for Landlord to evaluate the factors set forth in subparagraph 10(a) above. Landlord shall then have a period of fifteen (15) business days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the proposed commencement date of such sublease or assignment, in which event Tenant shall surrender possession of the space proposed to be subleased or assigned on such proposed commencement date and the Base Monthly Rental and Tenant's Share of Operating Expenses shall be adjusted accordingly, (2) to permit Tenant to assign or sublet such space, in which event if the proposed rental between Tenant and sublessee for the space affected is greater than the Base Monthly Rental under this Lease applicable to the space affected, or if consideration other than rental is paid to Tenant by such assignee or sublessee with respect to the affected space, then fifty percent (50%) of such excess rental and other consideration shall be deemed additional rent owed by Tenant to Landlord under this Lease, and the amount of such excess shall be paid by Tenant to Landlord in the same manner that Tenant pays the Base Monthly Rental hereunder and in addition thereto, or (3) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) business day period, Landlord shall be deemed to have


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elected  option (3) above.  Tenant agrees to reimburse  Landlord for  Landlord's reasonable attorneys' fees and costs incurred in connection with the processing and documentation of any request made pursuant to this Paragraph. In the event of any such subletting or assignment, Tenant shall remain responsible for all of the Tenant's obligations under this Lease, including the payment of all Rent.

     (c) Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord, and, absent Landlord's written agreement to the contrary, all option rights of Tenant, and all lease rights of Tenant created pursuant to the exercise of any option rights, with respect to any space so assigned or subleased shall be extinguished.

     (d) Notwithstanding Landlord's consent on any occasion, the right of Landlord to approve or disapprove as set forth in this Paragraph 10 shall apply to any further subletting or assignment. In no event may any assignee or subtenant further assign or sublet the Premises to another party without Landlord's prior written consent, which consent shall be requested in accordance with the procedures set forth in this Paragraph 10.

     (e) For purposes of this Paragraph 10, an assignment shall be deemed to include either: (i) any merger, consolidation, liquidation, or other reorganization to which Tenant or its shareholders are parties, or (ii) Tenant's entering into any arrangement under which its business operations are conducted by a person or entity other than Tenant's officers in their capacities as employees of Tenant, or (iii) any change in the majority control of Tenant resulting from any sale, transfer or assignment of shares of stock of Tenant occurring in a single integrated transaction involving a common buyer. For purposes hereof, "control" means either: (i) ownership of at least fifty-one percent (51%) of the ultimate economic interests of an entity, or (ii) the ability to control the operations and affairs of such entity.

     (f) Assignees of Tenant's interest in this Lease shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Term, including any extensions thereof. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any reasonable legal fees incurred by Landlord as a result of the assignment or sublease. No assignment of this Lease shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of all obligations to be performed under this Lease for the balance of the then remaining Term of this Lease.

11.  HOLDING OVER.

     If Tenant remains in possession of the Premises after the expiration of the Term, or the termination of this Lease, it shall be a tenant at sufferance only and there shall be no renewal hereof by operation of law. In such event, such occupancy shall be at an amount equal to two hundred percent (200%) of the Base

Monthly Rental in effect immediately prior to the expiration or termination of the Lease and shall otherwise be subject to all of the covenants and provisions of this Lease (including, without limitation, Paragraph 7). The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. Tenant shall be liable to Landlord for all damages incurred by Landlord as a result, in whole or in part, of Tenant's failure to deliver possession of the Premises to Landlord upon expiration or termination of the Term.

12.  ALTERATIONS AND IMPROVEMENTS.

     (a) Tenant shall not, without Landlord's prior written consent, make any alterations, additions, or improvements in or to the Premises, which Landlord may grant or withhold in its sole discretion for any reason or for no reason. Any such work consented to, although paid for by Tenant, will be done by such persons or entities acceptable to and approved by Landlord.

     (b) If Tenant's actions, omissions, or occupancy of the Premises shall cause the rate of fire or other insurance either on the Premises to be increased, Tenant shall pay, as additional rent, the amount of such increase promptly upon demand by Landlord.

     (c) All erections, additions, fixtures and improvements whether temporary or permanent in character (except only the movable office furniture, furnishings, business machines and equipment, and trade fixtures of Tenant) made in or upon the Premises, including without limit the Landlord Work, shall become and remain Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise, with no compensation to Tenant. Notwithstanding the foregoing, Landlord reserves the right, by notice given to Tenant, to require Tenant to remove any such alterations, improvements or additions at the termination of this Lease or within ten (10) calendar days thereafter, in which event, notwithstanding anything to the contrary herein provided, Tenant shall, prior to lease expiration or termination, remove such alterations, additions and improvements and restore, at Tenant's sole cost and expense, the Premises to its condition prior to installation of such alterations, additions and improvements, normal wear and tear excepted. In the event Tenant fails to do so, Landlord may, at its election, repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations, and all costs for such repairs shall be at Tenant's expense.

     (d) Notwithstanding anything in subparagraph (a) above, Tenant, at its expense and at any time and from time to time without any further consent of Landlord, may install in and remove from the Premises its trade fixtures, equipment, furniture and furnishings, provided such installation or removal is accomplished without damage to the Premises or Tenant promptly repairs such damage. On or prior to the expiration date of this Lease, Tenant shall remove all of Tenant's property from the Premises and repair any damage to the Premises caused by such removal. All property of Tenant remaining on the Premises after the expiration of the term of this Lease shall be deemed to have been abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal.

     (e) Tenant shall keep the Premises free from all liens, preliminary notices of liens, rights to lien, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Premises at the request of Tenant. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Premises or any part thereof as a result of work done or materials furnished to the Premises at the request of Tenant, Tenant shall, within twenty (20) days after Tenant has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by bond or deposit. If Tenant shall fail to cause the lien, or such claim or notice thereof, to be discharged within such twenty
(20) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge such lien either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by bond or deposit. Any amount so paid by Landlord and all costs and expenses, including without limitation attorneys' fees, incurred by Landlord in connection therewith shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant in full on demand of Landlord together with interest thereon at the default rate set forth in this Lease from the date paid by Landlord. Tenant shall not have the authority to subject the interest or estate of Landlord in the Premises to any liens, rights to lien, or claims of lien for services, materials, supplies, or equipment furnished to Tenant, and all persons contracting with Tenant are hereby charged with notice that they must look to Tenant and to Tenant's interest only to secure payment.

13.  REPAIRS TO THE PREMISES.

     (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and to casualty and condemnation, the exterior structural portions of the Premises, including the foundation, floor slabs, roof, external walls, exterior canopies, gutters, waterspouts and truck loading ramps and the Premises' parking areas, landscaped areas, and entrances. In addition to the foregoing, Landlord shall be responsible for any replacement of the existing heating, ventilation and air conditioning system or any single repair thereof having a cost in excess of Five Hundred ($500.00) Dollars which replacement or repair is required during the initial sixty (60) months of this Lease.
Notwithstanding the foregoing, Landlord shall not be responsible for any maintenance, repair, replacement or other similar costs concerning the Premises required or incurred by reason of any acts or omission of Tenant, it employees, agents, representatives, assigns, or invitees. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any other repairs or improvements to the Premises. Except as otherwise expressly provided in this Lease, the costs of all maintenance and repairs not expressly required of Landlord shall be included within Operating Expenses; provided, however, that notwithstanding any exclusion contained in the definition of Operating Expenses pursuant to Exhibit C of this Lease, Tenant shall be solely responsible for, and shall reimburse Landlord upon demand for, the costs of repairs, alterations or replacements which are not covered by the proceeds of the insurance to be maintained by Landlord pursuant to the terms of this Lease, and which are required as a result of (x) Tenant's actions in connection with the construction of any alterations made by Tenant, (y) Tenant's use of the Premises for other than normal and customary business operations, or (z) the negligence of Tenant or the officers, shareholders, directors, agents, employees, contractors, subtenants or invitees of Tenant.

     (b) Except as provided under Paragraph 13(a) above, Tenant shall, at its own cost and expense, keep in good repair the Premises, including but not limited to windows, interior glass and plate glass, doors, store front, interior walls and finish work, floors and floor coverings, and all ventilation, heating, air conditioning, plumbing, electrical and other mechanical systems serving the Premises; provided, that Tenant shall have no responsibility to repair or correct any defect affecting any structural components of the Premises which defects were in existence prior to and on the Commencement Date. In addition, to the foregoing, Tenant shall maintain in good care and condition, the Premises and its fixtures and permit no waste, except normal wear and tear with due consideration for the purpose for which the Premises are leased. Tenant agrees to cause and pay for the heating, ventilation and air conditioning system for the Premises to continue to be maintained under the service agreement utilized by Landlord for such purpose prior to the Commencement Date. Any and all repairs required under this Paragraph, although paid for by Tenant, will be performed by Landlord.

14.  ENTRY BY LANDLORD.

     Landlord or its agents may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation or improvement of the Premises or for compliance with applicable laws; provided, however, that (i) Landlord shall, except in the case of emergency, afford Tenant reasonable prior notification of any entry into the Premises to the extent reasonably practical under the circumstances and, to the extent reasonably practical under the circumstances, permit a representative of Tenant to accompany Landlord or its agents, employees, or independent contractors while such parties are in the Premises, and (ii) Landlord shall use reasonable efforts not to materially interfere with Tenant's operations within the Premises in connection with any such entry and performance of any such repairs, additions, alterations or improvements. Tenant agrees to provide Landlord with entry to the Premises including a key permitting such entry for purposes of accomplishing the foregoing. Landlord shall be allowed to take all material into and upon the Premises that may be required to make such repairs, improvements, alterations or additions for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant, and the Base Monthly Rental, Additional Rent and other charges hereunder shall in no wise abate while said repairs, improvements, alterations or additions are being made, except to the extent otherwise provided in Paragraphs 17 and 18 below. All such repairs, improvements, alterations and additions shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay for all overtime costs.

15.  DEFAULT AND REMEDIES.

     (a) The occurrence of any of the following shall constitute events of Default (a "Default") by Tenant under this Lease:

          (i) the entry of an order for relief or the filing of any voluntary petition or similar pleading under any section or sections of any bankruptcy or insolvency act by or against Tenant or any guarantor of this

     Lease or the institution of any voluntary or involuntary proceeding in any court or tribunal to declare Tenant or any guarantor of this Lease bankrupt or insolvent or unable to pay its debts as they mature and, in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within thirty (30) days from the date it is filed, or the making of an assignment for the benefit of its creditors by Tenant or any guarantor of this Lease, or the appointment of a trustee or receiver for Tenant or any guarantor of this Lease or for the major part of Tenant's property or the Property of any such guarantor;

          (ii) Tenant's failure to pay any Rent or other amount as and when due hereunder including without limit installment of Base Monthly Rental, Additional Rent or advances for the Landlord Work as and when due hereunder, if such nonpayment continues for five (5) or more calendar days after due;

          (iii) Tenant's default in the prompt and full performance of any other obligation, term or provision of this Lease and Tenant`s failure to cure such default within fifteen (15) calendar days after written demand by Landlord that the default be cured (unless the default involves a hazardous condition or other violation of applicable laws, which shall be cured immediately forthwith upon Landlord's demand);

          (iv) The levy, execution or attachment against assets of Tenant located in the Premises;

          (v) Tenant's failure to take possession or occupancy of the Premises within thirty (30) days after the Commencement Date, or Tenant's desertion or abandonment of the Premises (or any substantial portion thereof), even though Tenant continues to pay Rent hereunder, for a period of thirty (30) calendar days following Landlord's written notice to Tenant of such event of default, unless Tenant's failure to occupy the Premises is the result of casualty or condemnation or remodeling; or

          (vi) Tenant's failure to obtain and deliver the Davis Guaranty to Landlord as required under Paragraph 28 of this Lease or the occurrence of any event provided under said Paragraph 28 as giving rise to a potential "Default" under this Lease.

     (b) In the event of any Default as aforesaid by Tenant, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

          (i) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease, and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

          (ii) Landlord may recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, in the event Landlord terminates this Lease as provided in subparagraph (i) above, a sum which, at the date of such termination, represents the then present value (calculated at the rate of eight percent (8%) interest per annum) of the excess, if any, of (A) the Base Monthly Rental, Additional Rent, and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full Term hereby granted, over (B) the then fair market rental value of the Premises (less reasonable brokerage commissions, attorneys' fees and other costs relating to the reletting of the Premises) for the same period, all of which excess sum shall be deemed immediately due and payable (it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages with respect to Tenant's obligations for the payment of Rent under this Lease;

          (iii) In the event Landlord does not elect to terminate this Lease, and until Landlord makes such election, Landlord nevertheless may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay Base Monthly Rental, Additional Rent, and all other amounts due under this Lease and to perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, terminate Tenant's right of possession and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by entry, dispossessory suit or otherwise, and, if Landlord so elects, make such alterations and repairs as may be necessary in order to relet the Premises; and, after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for term extending beyond the Term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable, with or without advertisement, and by private negotiations, and receive the rent therefor; and upon any such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Base Monthly Rental and Additional Rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees, and costs of such alterations and repairs, third, to the payment of the Base Monthly Rental, Additional Rent and other charges (except for reimbursements owed from Tenant to Landlord for any Landlord Work which shall at all times remain Tenant's sole and additional responsibility hereunder) as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including Base Monthly Rental, Additional Rent and all other charges; provided that any such excess rental shall be credited against any other amounts owed by Tenant to Landlord hereunder (except for reimbursements owed from Tenant to Landlord for any Landlord Work which shall at all times remain Tenant's sole and additional responsibility hereunder), including any subsequently occurring rental deficiency. If the rentals received from such reletting during any month are less than those to be paid during such month by Tenant hereunder, including Base Monthly Rental, Additional Rent and any other charges (except for reimbursements owed from Tenant to Landlord for any Landlord Work which shall at all times remain Tenant's sole and additional responsibility hereunder), Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach by written notice to Tenant; and/or

          (iv) Landlord may enter upon the Premises and/or do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees, which Landlord incurs in thus effecting compliance with Tenant's obligations under this Lease.

     (c) Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder, except as herein expressly provided. Landlord may collect and receive any Base Monthly Rental, Additional Rent, or other charges due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

     (d) In the event Landlord commences any proceedings for nonpayment of Base Monthly Rental, Additional Rent, or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description which is not directly related to Tenant's obligation to pay such amounts under this Lease in any proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant. Tenant hereby expressly and voluntarily waives any right to jury trial with respect to any action brought under or with respect to this Lease, and Landlord and Tenant acknowledge and agree that any such action must be brought in a court located in either Cobb County, Georgia, or Fulton County Georgia, as selected by Landlord, and having jurisdiction therein.

     (e) Any Base Monthly Rental, Additional Rent, or other sums owed by Tenant to Landlord hereunder which are not paid within five (5) calendar days after Tenant's receipt of notice that same is due shall bear interest at a rate of interest equal to the rate of interest announced by First Union National Bank as its base rate or reference rate (which rate shall change automatically and simultaneously from time to time with each change in the announced base rate or reference rate) plus two percent (2%) per annum (the "Default Rate"), but in no event in excess of the maximum lawful rate, from the original due date until paid-in-full. In addition, Tenant acknowledges that late payments by Tenant to Landlord of amounts due from Tenant under this Lease will cause Landlord to incur costs not otherwise contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or notes secured by any encumbrance covering the Premises and late charges and penalties that may be imposed due to late payment of Operating Expenses. Therefore, if an installment of Base Monthly Rental, Additional Rent, or other amount due from Tenant is not received by Landlord within five (5) calendar days after the applicable due date then, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's Default (to the extent same has occurred pursuant to subparagraph (a) above) with respect to the overdue amount, and shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Default under this Lease.

     (f) Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including with out limitation notice of any election of remedies made by Landlord under this Paragraph, demand for payment of any rent, or demand for possession.

     (g) All rights and remedies of Landlord created or otherwise existing at law are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

     (h) Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall, if paid by Landlord, be paid by Tenant to Landlord within fifteen (15) days of Landlord's written demand therefor, together with interest at the Default Rate, but in no event in excess of the maximum lawful rate, from the date of Landlord's payment thereof.

16.  UTILITIES.

     (a) The parties acknowledge and agree that the Premises are separately metered for all ordinary and customary utilities. As a result, from and after the Commencement Date, Tenant shall be responsible for securing in Tenant's name all utility services for the Premises including without limitation, electric, gas, water, sewer, trash and waste removal, janitorial, cleaning, telephone, and other customary services required for the use and occupancy of the Premises contemplated hereunder. Tenant shall be responsible for paying all utility usage or consumption fees and all such utility deposits attributable to the Premises throughout the Term. For purposes of clarification, "Operating Expenses" are defined hereunder to include utility charges incurred or paid by Landlord but shall include only those charges which are incapable of being obtained by Tenant in its own name (and capable of being obtained by Landlord) by reason of physical plant limitations imposed upon the Premises.

     (b) Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any utility services incurred or experienced by Tenant at the Premises.

     (c) All telephone and communication cable connections which Tenant may desire for the Premises shall be approved by Landlord in writing before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Premises and to restrict and control access to telephone cabinets. In the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Premises, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables. If Tenant fails to maintain all telephones cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Premises, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon the termination of the Lease, Tenant agrees to remove all telephone cables and related wiring installed by Tenant which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises.

     (d) During the Term of this Lease, Tenant shall be entitled to utilize and shall be responsible for maintaining in good working order and repair both that certain existing lighted sign and reader board located on the Premises as well as that existing lighted sign located on the front of the building comprising the Premises. All use of the advertising or signage facilities and equipment provided herein shall be undertaken by Tenant in conformity with the applicable Rules and Regulations identified under Paragraph 36 hereof with all signage plates so utilized by Tenant being subject to the approval of Landlord which approval shall not be unreasonably withheld.

17.  DESTRUCTION OF PREMISES.

     Should the Premises be so damaged by fire or other casualty not caused by Tenant or Tenant's employees, agents, representatives or invitees such that rebuilding or repairs cannot be completed within one hundred eighty (180) days from the date of such casualty, then either Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days of the date of such damage or destruction, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred eighty (180) days, Landlord covenants and agrees, subject to the provisions of this Paragraph 17 and the condition that sufficient insurance proceeds are available to permit and pay for same, to make such repairs with reasonable promptness and dispatch, and to allow Tenant an abatement in the rent for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. Such repairs and restoration relating to Tenant Improvements or other improvements made by or for Tenant shall be made at Tenant's expense in accordance with plans and specifications approved by
Landlord and Tenant; provided, however, Landlord shall assign to Tenant any insurance proceeds from Landlord's insurance policy covering Tenant Improvements, up to the amount expended in accomplishing the Landlord. Except as provided in the preceding sentence, repairs and restoration to the Premises required by this Lease to be furnished by Landlord at its expense (other than Tenant Improvements) shall be made at Landlord's expense. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant; nor shall Landlord have any obligation to incur any cost to repair, reconstruct or restore the Premises in excess of insurance proceeds from the casualty necessitating such work that are made available to Landlord, under its sole control, for such work. Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty contained under this Paragraph occurs during the last twelve (12) months of the Term of this Lease, and if Landlord so elects not to repair, reconstruct or restore the Premises, then this Lease shall be terminated as of the date that such determination is made.

18.  CONDEMNATION OF PREMISES.

     (a) If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken in which case this Lease shall terminate), and shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any portion of the unexpired Term. If only a part of the Premises shall be so taken or appropriated, and Landlord does not elect to terminate this Lease, the Base Monthly Rental thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Monthly Rental as the rentable area of the Premises so taken bears to the entire Premises.

     (b) Nothing hereinbefore contained shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property, provided the condemning authority makes a separate award thereof.

19.  INSURANCE.

     (a) Tenant shall carry special form/all-risk coverage insurance insuring Tenant's interest in the Tenant Improvements and other betterments to the Premises, including leasehold improvements installed by or for Tenant or at Tenant's expense, and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by Tenant and contained therein, in an amount equal to the full replacement cost thereof (subject to deductible amounts reasonably satisfactory to Landlord) and a policy of Workers' Compensation all in an amount reasonably satisfactory to Landlord. Tenant shall also procure and maintain throughout the Term a policy or policies of commercial general liability insurance, including contractual liability, insuring Tenant, Landlord, and any other persons designated by Landlord, as additional insureds, against any an all liabilities for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant or its agents, employees, licensees or invitees in the Premises, and adjacent parking areas in amounts not less than $2,000,000 with respect to any one casualty or occurrence and $1,000,000 with respect to property damage.

     (b) Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Term a policy or policies of special form/all-risk property insurance covering the Premises (including the leasehold improvements in the Premises constructed at Landlord's expense, but excluding Tenant's personal property and equipment), in an amount equal to the full insurable replacement cost thereof (but such insurance may provide for a commercially reasonable deductible). Landlord may also carry such other types of insurance relating to the Premises, the activities conducted thereat and Landlord's ownership interest therein in form and amounts which Landlord shall determine to be appropriate from time to time, and the cost thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this Paragraph 19 shall be carried with companies licensed to do business in the State of Georgia. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its owners or affiliates so long as such blanket policies provide insurance at all times for the Premises as required by this Lease.

     (c) Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Premises a waiver by the insurer of all rights of subrogation against the other in connection with any loss or damage thereby insured against. So long as both Landlord's and Tenant's policies then in force include such mutual waiver of subrogation, Landlord and Tenant, to the fullest extent permitted by law, each waive all right or recovery against the other for, and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered or could be covered by valid and collectible insurance in effect at the time of such loss or damage. If such waiver of subrogation shall not be obtainable or shall be obtainable only at a premium over that chargeable without such waiver, the party seeking such waiver shall notify the other thereof in writing, and the latter shall have fifteen (15) calendar days in which either (i) to procure on behalf of the notifying party insurance with such waiver from a company or companies reasonably satisfactory to the notifying party or (ii) to agree to pay such additional premium.

     (d) All insurance policies procured and maintained by Tenant pursuant to this Paragraph 19 shall: (i) be carried with companies licensed to do business in the State of Georgia with an A.M. Best rating of A- or better, (ii) be noncancellable except after thirty (30) days written notice to Landlord and any designees of Landlord, and (iii) shall name Landlord as an additional insured thereunder with such coverage being separate and primary as to Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy.

20.  INDEMNITY BY TENANT.

     Tenant agrees to indemnify, protect, defend, and hold Landlord harmless from any and all actions, claims, demands, costs and expenses, including reasonable attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any alterations or repairs to the Premises by Tenant, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises. In case of any action or proceeding brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

21.  SECURITY DEPOSIT.

     As security for the faithful performance by Tenant throughout the Term , and any extensions or renewals thereof, of all the terms and conditions of this Lease on the part of Tenant to be performed, Tenant has deposited with Landlord a deposit in the amount of Seventeen Thousand Five Hundred Dollars ($17,500) which .amount shall be held by Landlord in a non-interest bearing account; provided, that such amount so held hereunder, may be applied by Landlord in satisfaction of any unpaid obligations owed by Tenant to Landlord hereunder. Upon successful completion of the initial five years of the Lease, Landlord will refund Eight Thousand seven hundred and fifty dollars

22.  TENANT TAXES.

     Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, income, business operations, machinery, equipment, trade fixtures and other personal property or tangible or intangible assets, whether such taxes are assessed against Tenant, Landlord or the Premises. In the event that such taxes are imposed or assessed against Landlord or the Premises, Landlord shall furnish Tenant with all applicable tax bills and

Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the Rent payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof.

23.  USUFRUCT ONLY.

     This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale.

24.  WAIVER.

     The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Base Monthly Rental, Additional Rent, or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

25.  ENTIRE AGREEMENT.

     This Lease sets forth all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or undertakings other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease, except as to changes or additions to the Rules and Regulations described in Paragraph 36, shall be binding upon Landlord or Tenant unless reduced to writing and signed by authorized representatives of each of them.

26.  LANDLORD'S CONSENT.

     In every instance herein in which Landlord is called upon to give its consent, no such consent shall be binding upon Landlord unless made expressly in a writing signed by Landlord.

27.  NOTICES.

     (a) Every notice, demand or request hereunder shall be in writing, and shall be deemed to have been properly given if delivered personally or by courier, with a signed receipt, by recognized national overnight delivery service designated for overnight delivery with all delivery fees being prepaid, or if deposited with the United States Postal Service (or any official successor thereto) designated certified mail, return receipt requested, bearing adequate postage and addressed as follows:

            If to Tenant:             Armitec, Inc.
                                      4479 Atlanta Road
                                      Smyrna, Georgia 30080
                                      Attn: Bruce Davis, President

            If to Landlord:           Feldberg Properties, LLC
                                      4485 Atlanta Road
                                      Smyrna, Georgia 30080
                                      Attn: Robert Feldberg

     Any such notice  shall be deemed  received by the party to whom it was sent
(i) in the case of personal delivery, recognized national overnight delivery service or courier delivery, on the date of delivery to such party, (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice, and (iii) if delivery is rejected or refused or the courier, overnight delivery service or U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. The foregoing addresses may be changed by thirty (30) calendar days prior written notice from time to time.

     (b) Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this Lease, the person in charge of or occupying the Premises at the time; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises. A copy of all notices under this Lease shall also be sent to Tenant's last address of which notice was given to Landlord in accordance with this Paragraph 27, if different from the Premises.

28.  GUARANTY.

     In  addition,   Tenant  shall  cause  its  full  and  prompt   payment  and
satisfaction of any and all obligations, undertakings, commitments and responsibilities of Tenant hereunder to be fully and personally guaranteed by its shareholder and president, Bruce Davis ("Mr. Davis"), and (ii) contemporaneously with Tenant's execution of this Lease, cause Mr. Davis to execute and deliver for the benefit of Landlord a Lease Guaranty Agreement in the form attached hereto as Exhibit G and made a part hereof (the "Davis Guaranty"), failure of which shall constitute a default by Tenant hereunder. If, at any time during the term of this Lease, (a) a bankruptcy proceeding is filed by or against Mr. Davis; (b) Mr. Davis breaches the Davis Guaranty; or (c) if Mr. Davis dies, then Landlord may, at any time and upon prior written demand to Tenant, require Tenant to deliver to Landlord within thirty (30) days thereafter, either (x) a replacement Lease Guaranty in the form of Exhibit G and being executed by such person(s) or entity(ies) as are acceptable to Landlord in its sole discretion, or (y) payment in full of a sum equal to or provision of alternate means of security assuring payment in full of the total aggregate outstanding and unpaid monthly payments of all Rent or other amounts otherwise thereafter becoming due hereunder, or (iii) declare such occurrence to constitute a Default under Paragraph 15 of this Lease.

29.  SUCCESSORS AND ASSIGNS; ATTORNMENT.

     The covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease in its sole discretion. Should Landlord assign this lease provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises or this Lease and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall subordinate and attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of subordination and attornment regarding the matters covered by this Lease, then Tenant shall enter into such a subordination and attornment agreement, provided the same does not modify any of the provisions of this Lease and has no adverse effect upon Tenant's continued occupancy of the Premises for so long as Tenant remains in full compliance herewith.

30.  TIME IS OF THE ESSENCE.

     Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding adjustments in Base Monthly Rental, reimbursements for Tenant's Share of any Operating Expenses, or any other charges provided for hereunder within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made by Tenant at such time as notice is subsequently given.

31.  CAPTIONS; GOVERNING LAW.

     The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this lease. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

32.  SEVERABILITY.

     Landlord and Tenant intend and believe that each provision in this Lease is in accordance with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Lease is ultimately determined by a court of law to be in violation of any local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court shall declare such portion, provision or provisions of this Lease to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Landlord and Tenant that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Lease shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and the rights, obligations and interests of Landlord and Tenant under the remainder of this Lease shall continue in full force and effect, unless the amount of Base Monthly Rental, Additional Rent, or other charges payable hereunder is thereby decreased, in which event Landlord may terminate this Lease.

33.  SUBORDINATION; ESTOPPEL CERTIFICATES.

     (a) At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the "Security Deeds") affecting the Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable.
Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (i) that this Lease is unmodified and in full force and effect (if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) the date to which any rents and other charges have been paid in advance, if any; and (iv) such other matters as Landlord may reasonably request.

     (b) Notwithstanding anything contained herein to the contrary, the subordination of this Lease and Tenant's rights hereunder to any Security Deed is and shall be conditioned upon the holder of such Security Deed agreeing, in a duly executed writing in recordable form reasonably acceptable to Tenant and such holder, that this Lease and Tenant's rights hereunder shall not be divested or in any way affected by any foreclosure or other default proceedings thereunder so long as there exists no event of Default under the terms and provisions of this Lease which has not been cured by Tenant within any applicable cure period.

34.  ATTORNEYS' FEES.

     Tenant agrees to pay all attorneys' fees and expenses the Landlord incurs in enforcing any of the obligations of Tenant under this Lease, or in any litigation or negotiation in which Landlord shall, without its fault, become involved through or on account of this Lease.

35.  LIMITATION OF LIABILITY.

     Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Premises, and neither Landlord nor any of the members of Landlord, nor any officer, director, partner or shareholder of Landlord, shall have any personal liability whatsoever with respect to this Lease.

36.  RULES AND REGULATIONS.

     The rules and regulations (herein called the "Rules and Regulations") printed upon this instrument on the attached Exhibit D shall be and are hereby made a part of this Lease. Tenant, its employees and agents, will perform and abide by said Rules and Regulations, and any reasonable amendments or additions to said Rules and Regulations as may be made from time to time by Landlord. Landlord shall use reasonable efforts to enforce the Rules and Regulations in a uniform and non-discriminatory manner, provided that Landlord shall not be liable to Tenant for the violation of same by any other tenant, its servants, employees, agents, visitors or licensees.

37.  PARKING.

     At all times during the Term of this Lease, Landlord shall provide Tenant's employees and visitors with non-exclusive unassigned parking access to that area identified on Exhibit E attached hereto and made a part hereof from and after the Commencement Date of this Lease. Subject to the foregoing, Tenant shall have the non-exclusive use in common with Landlord, other tenants of adjacent premises and their guests and invitees, of the non-reserved common automobile parking areas, driveways and footways serving the Premises, subject to uniform rules and regulations for the use thereof as prescribed from time to time by Landlord.

38.  HAZARDOUS MATERIALS.

     Tenant represents and warrants to Landlord that no portion of the Premises will be used for the use, handling, storage, production or introduction of any Hazardous Materials as such are generally defined with respect to current or future environmental regulations and/or laws. Without limiting any other rights that Landlord may have at law or in equity, Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against all liens, demands, suits, actions, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including without limitation, attorneys' and experts' fees) and claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against Landlord and/or the Premises for, with respect to, or as a direct or indirect result or failure by Tenant to comply with this Paragraph. In the event that Tenant is notified of any investigation or violation of any environmental law arising from Tenant's activities at or occupancy of the Premises, Tenant shall immediately deliver to Landlord a copy of such notice.

39.  FINANCIAL STATEMENTS.

         Upon or before the effective date hereof, and thereafter upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant (and any guarantor of this Lease) for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, and such other financial information as Landlord may reasonably request. Landlord agrees to keep confidential and not use such financial statements and information, except in connection with the administration or enforcement of this Lease, a proposed sale of the Premises, or the consummation or administration of loan transactions involving the Premises.

            [The remainder of this page is intentionally left blank.
                   Signatures are contained on the next page.]

     IN WITNESS WHEREOF, the parties have herein set their hands and seals, the day and year set forth opposite their respective signature below, effective as of the date first above written.


                                             LANDLORD:
                                             ---------

Signed,  sealed and delivered  this          FELDBERG PROPERTIES, LLC, a Georgia
____ day of  ______,  2001,  in the          limited  liability  company
presence of:
                                             By:________________________________
                                                 Its: Member

___________________________________
Notary Public
My Commission Expires:

___________________________________
[NOTARIAL SEAL]

                                             TENANT:
                                             -------

Signed,  sealed and delivered  this          ARMITEC, INC
____ day of  ______,  2001,  in the
presence of:                                 By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

___________________________________
Notary Public

My Commission Expires:                       Attest:____________________________
                                             Name:______________________________
___________________________________          Title:_____________________________

[NOTARIAL SEAL]                                          [CORPORATE SEAL]

The  undersigned  are  parties  to this  Agreement  solely for the  purposes  of
acknowledging   their  agreement  to  Paragraph  8(c)  of  the  foregoing  Lease
Agreement.

MASSELL COMMERCIAL REAL ESTATE               MCWHIRTER REALTY CORP.

By:________________________________          By:________________________________
Its: ______________________________          Its: ______________________________

                                    EXHIBIT A

                             Description of Premises














                             Exhibit A Page 1 of 1

                                   EXHIBIT A-1

                         Description of Warehouse Space









                            Exhibit A-1 Page 1 of 1

                                    EXHIBIT B

                                   WORK LETTER

     This Exhibit B sets forth the work required to complete all improvements to the Premises so that the Premises are suitable for Tenant's full occupancy in accordance with Paragraph 3 of this Lease. The work described in Section 1 of this Exhibit B is referred to in this Lease as "Landlord Work." The parties agree to perform or cause to be performed the Landlord Work in accordance with this Work Letter. The parties acknowledge and agree that in no event shall Landlord be responsible or liable for incurring or paying costs not otherwise approved in advance thereof by Landlord in planning, designing, initiating, conducting and completing the Landlord Work hereunder. It is all parties' intention and agreement that Tenant shall be solely and fully responsible for and shall reimburse or advance to Landlord all costs incurred in performing the Landlord Work hereunder.

     The work described in Section 2 of this Exhibit B is referred to in this Lease as "Additional Work." Landlord agrees to perform or cause to be performed the Additional Work in accordance with this Work Letter. It is all parties' intention and agreement that Landlord shall be solely and fully responsible for all costs incurred in performing the Additional Work hereunder.

     The work described in Section 3 of this Exhibit B is referred to in this Lease as "Tenant Work." Tenant shall be solely responsible for performing or causing to be performed the Tenant Work from and after the Possession Date all in accordance with this Work Letter. It is all parties' intention and agreement that Tenant shall be solely and fully responsible for all costs incurred in performing the Tenant Work hereunder and Landlord shall have no responsibility therefore.

     Accordingly, Landlord and Tenant agree to the following:

     1.   Landlord Work

          1.1 Content. Reconfiguration of internal non load bearing walls including removal of existing sheetrock and doors, installation of new sheetrock and doors, and reconfiguration of ceiling required by such alterations all as mutually agreed between Landlord and Tenant. Included in such work shall be all necessary modifications or additions required to cause the Premises as so constructed to comply with the American with Disabilities Act.

          1.2 Plans. Landlord and Tenant shall coordinate the formulation of plans and specifications (the "Plans") for the construction of the Landlord Work and shall engage such design or other professionals necessary to formulate the same. Such Plans shall be submitted to not less than two contractors for purposes of


                             Exhibit B Page 1 of 3
               obtaining bids to perform such Landlord Work. Copies of all such bids shall be provided to Tenant and Landlord shall consult with Tenant with respect thereto; provided that Landlord shall select and hire the contractor who shall be responsible for performing the Landlord Work hereunder. If Tenant requests changes to the agreed Plans, then Tenant shall cause the contractor responsible for the Landlord Work to submit to Landlord for approval the necessary details and costs of such requested changes (hereinafter referred to as a "Change Order"). Landlord retains the right to approve or accept any such Change Order. If denied, Landlord shall have no responsibility for any Change Order nor shall the same be implemented. If accepted, all work contemplated under such Change Order shall constitute Landlord Work hereunder with all costs thereof being borne by Tenant as contemplated hereunder. Landlord shall not be responsible for any delays in the completion of the Landlord Work resulting from any Change Order.

          1.3 Design Fees. All fees and expenses charged for the preparation of the Plans and obtaining all permits necessary to conduct the Landlord Work shall be paid one-half (1/2) by each of Landlord and Tenant. The foregoing shall not relieve Tenant of its sole and exclusive responsibility for paying for all Landlord Work hereunder.

          1.4 Construction. Landlord shall cause the Landlord Work to be constructed substantially in accordance with the Plans. Landlord Work shall be deemed substantially complete for purposes of the Lease upon Landlord's delivery to Tenant of a certificate from the responsible contractor that the Landlord Work has been completed substantially in accordance with the Plans, subject only to normal punchlist items.

          1.5 Tenant Delays. If Landlord shall be delayed in completing Landlord Work as a result of (i) Change Orders, or (ii) the failure or delay by Tenant to pay to Landlord those amounts required under Paragraph 1.7 above, or (ii) interference with Landlord Work by Tenant, then Tenant agrees that the cost of the Landlord Work shall include any additional cost to Landlord resulting from any of the foregoing failures, acts or omissions of Tenant. In addition, if substantial completion of Landlord Work is delayed due to the occurrence of any of the foregoing events or due to any act or omission of Tenant or Tenant's agents or contractors, then for purposes of the Lease substantial completion shall be deemed to have occurred on the date when the Landlord Work would have been substantially completed but for such delay.

     2. Additional Work Prior to the Possession Date, Landlord shall undertake and complete or cause to be undertaken and completed the following activities with respect to the Premises: (i) carpet shall be furnished


                             Exhibit B Page 2 of 3
          in all areas other than the bathrooms, kitchen and warehouse and a fully installed cost not to exceed $16 per square yard, (ii) all sheetrock and block walls within the office space (including the one office located in the warehouse) shall be painted (all parties acknowledge and agree that the Warehouse Space shall not be painted),
          (iii) all broken,  damaged or stained  ceiling tiles will be replaced,
          (iv) all lights shall be in working order with all lenses being inserted in any 2' by 4' fixtures, (v) all non-functional wires, cables and other debris hanging below or from the ceiling shall be removed, (vi) all tile floors, including bathrooms and the kitchen, shall be stripped and waxed, and (vii) the Warehouse Space floor shall be swept, provided, that no such sweeping shall be required with respect to any Warehouse Space occupied by Tenant.

     3.   Tenant Work

          3.1 Tenant's Installations. Tenant shall, at its sole cost and expense, cause the installation of all improvements in the Premises not included in the Plans, including, but not limited to, delivering and installing furniture, telephone equipment, telephone and data wiring, and office equipment; provided, however, that all such improvements shall be subject to the terms and conditions of this Lease. Tenant shall adopt a schedule for performing such work that is consistent with the schedule for Landlord Work, and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the Landlord Work.

          3.2 Tenant's Access. Tenant's access to the Premises for the purposes of completing Tenant Work shall at all times be subject to the control and restrictions of Landlord and to all of the terms, covenants, provisions and conditions of the Lease. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made, the same being solely at Tenant's risk. Worker's compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant and its contractors engaged in the performance of Tenant Work, and before proceeding with the Tenant Work, certificates of such insurance shall be furnished to Landlord.


                             Exhibit B Page 3 of 3

                                    EXHIBIT C
                               OPERATING EXPENSES


     "Operating Expenses" shall mean the operating costs and expenses incurred and paid for by Landlord and being attributable to all or any part of the Premises, as hereinafter defined and delineated as follows:

     1. Costs and expenses paid or incurred by Landlord for the maintenance and repair of the building constituting and located on the Premises, its grounds, and parking areas and facilities and the personal property used in connection therewith, including but not limited to (i) subject to the provisions of Paragraph 13 of the Lease, the heating, ventilating and air-conditioning equipment, (ii) plumbing, electrical and mechanical systems and equipment, and
(iii) light bulbs and broken glass, including replacement thereof;

     2. Cleaning and janitorial costs and expenses, including window cleaning expenses;

     3. Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air conditioning;

     4. Costs of all repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation imposed after the date of this Lease ("Legally Mandated Capital Improvements"), regardless of whether such costs, when incurred, are classified as capital expenditures (provided that any such costs which are classified capital expenditures shall be amortized, with interest);

     5. Costs of wages and salaries of all persons engaged in the operation, maintenance, repair and security of the Premises, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense, costs of uniforms, and all other costs or expenses that Landlord pays to or on behalf of employees engaged in the operation, maintenance, repair and security of the Premises;

     6. Charges of any independent contractor who, under contract with Landlord or its manager or representatives, does any of the work of operating, maintaining or repairing the Premises;

     7. Legal and accounting expenses, including, but not limited to, such expenses as relate to seeking or obtaining reductions in and/or refunds of real estate taxes;

     8. Amortization, with interest, of capital expenditures for capital improvements made by Landlord where such capital improvements are for the purpose of, or result in, reducing Operating Expenses;

                             Exhibit C Page 1 of 3

     9. Landlord's insurance costs and expenses for all types of insurance carried by Landlord;

     10. Security service costs and expenses;

     11. Expenses incurred in the purchase or acquisition of material and supplies in connection with all of the foregoing expenses;

     12. Taxes, which shall mean (i) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Premises for the operation thereof, and (ii) real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against all or any part of the Premises or the contents or appurtenances thereof, any other improvements hereinafter constructed on the Premises, or the rents derived from the Premises and such other improvements (in case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Operating Expenses for that year);

     13. Such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of the Premises as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to the Premises ("Comparable Buildings").

     Notwithstanding any other provision of this Lease to the contrary, Operating Expenses shall not include the following:

     (i) except to the extent caused or made necessary by the acts or omissions of Tenant or its agents, representatives, employees or invitees, the costs of repairs, alterations or replacements to the foundations, exterior walls, load bearing beams or columns, floor slabs, exterior canopies, gutters and waterspouts, the roof and the truck loading ramps at the rear of the Premises all of which are considered capital improvements and/or replacements under generally accepted accounting principles consistently applied, unless such alterations or changes are Legally Mandated Capital Improvements;

     (ii) costs incurred by Landlord to remedy any defects in the original design, construction, construction materials or installations of the Premises;

     (iii) costs incurred by Landlord for the repair of damage to the Premises (exclusive of deductibles or other amounts for which Landlord is responsible), to the extent that Landlord is reimbursed by insurance proceeds;
]
                             Exhibit C Page 2 of 3

     (iv) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instruments encumbering all or any part of the Premises;

     (v) reserves for bad debts or for future improvements, repairs, additions, etc.



                             Exhibit C Page 3 of 3

                                    EXHIBIT D

                              Rules and Regulations

     1. The sidewalks and public portions of the Premises, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

     2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or on doors, windows or corridor walls. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant.

     3. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Premises shall not be covered or obstructed by Tenant.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, if caused by it or its agents, employees, contractors, licensees or invitees.

     5. No bicycles, vehicles or animals (except Seeing Eye dogs) of any kind shall be brought into or keep in or about the Premises. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

     6. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way.

     7. Neither Tenant, nor any of Tenant's agents, employees, contractors, licensees or invitees, shall at any time bring or keep upon the Premises flammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices. No offensive gases or liquids will be permitted.

     8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or

                             Exhibit D Page 1 of 2
the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

     9. Landlord shall have the right to prohibit advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Premises or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     10. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     11. Canvassing, soliciting and peddling in the Premises are prohibited, and Tenant shall cooperate to prevent the same.

     12. No painting shall be done, nor shall any alterations be made, to any part of the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or walls other than installation of reasonable shelving and display units necessary for Tenant's conduct of its business at the Premises which units can and will be removed by Tenant without damage to the Premises, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

     13. Parking facilities supplied by Landlord for Tenant, if any, shall be used by vehicles that may occupy a standard parking area only. Moreover, the use of such parking facilities shall be limited to normal business parking and shall not be used for a continuous parking of any vehicle regardless of size.

     14. Landlord reserves the right to modify or delete any of the foregoing Rules and Regulations and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein.


                             Exhibit D Page 2 of 2

                                    EXHIBIT E

                                     Parking








                             Exhibit E Page 1 of 1

                                    EXHIBIT G

                             FORM OF LEASE GUARANTY


                                 LEASE GUARANTY

     WHEREAS, ARMITEC, INC. ("Tenant"), desires to enter into a certain Lease (the "Lease") with FELDBERG PROPERTIES, I, LLC (the "Landlord") with respect to certain premises located, or to be located, at 4479 South Atlanta Road, Smyrna, Georgia 30080 (the "Premises"); and

     WHEREAS,   the  Landlord  has   required  the   undersigned,   BRUCE  DAVIS
("Guarantor") to provide this Lease Guaranty as a condition of the Landlord's entering into the Lease with the Tenant;

     NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00), receipt of which is hereby acknowledged, and of the execution of the Lease by Landlord, Guarantor does hereby unconditionally and irrevocably guarantee to the Landlord, its successors and assigns, the full and prompt payment and performance by Tenant, its successors and assigns of all Rent and other amounts and all obligations of any nature whatsoever under the Lease, and the full, faithful, and prompt performance and observance of each and all of the terms, covenants, and conditions of the Lease to be kept and performed by the Tenant, its successors or assigns under the Lease (collectively the "Obligations"). Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if Tenant, its successors or assigns shall at any time default in the payment or performance of any Obligation, Guarantor will forthwith immediately pay or perform or cause to be paid or performed such Obligations and will faithfully thereafter continue to perform and fulfill all of such Obligations and will forthwith pay to Landlord all damages and all costs and expenses that may arise in consequence of any such default by Tenant, its successors or assigns, under the Lease, including, without limitation, all attorneys' fees, court costs, and other expenses and costs and disbursements incurred by Landlord in the enforcement of this Guaranty.

     This Guaranty is an absolute and unconditional guarantee of payment and performance and shall be a continuing guarantee on the payment and performance in full of all of the aforesaid Obligations of Tenant under the Lease. Guarantor's liability hereunder is direct and may be enforced in a joint action against Guarantor and Tenant or in a separate and independent action against Guarantor without Landlord being required to resort to any other right, remedy or security, and this Guaranty shall be enforceable against Guarantor, its successors and assigns, without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant, its successors and assigns. Guarantor hereby expressly consents and agrees that any of such actions against Guarantor may be brought and pursued against Guarantor in the county or judicial district or circuit in which any suit may be maintained as against Tenant under the Lease.


                             Exhibit G Page 1 of 3

     This Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any amendment or modification of, or supplement to, or extension or renewal of, the Lease or any assignment or transfer thereof; (b) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; or (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, its successors and assigns, or their properties or creditors. Guarantor does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

     All of Landlord's rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. No termination of the Lease or taking or receiving of the premises demised thereby shall deprive Landlord of any of its rights and remedies against Guarantor under this Guaranty. This Guaranty shall apply to Tenant's Obligations pursuant to any extension, renewal, amendment, modification, and supplement of or to the Lease as well as to Tenant's Obligations under the Lease during the original term thereof in accordance with the original provisions thereof.

     Guarantor warrants and represents that (i) he has the legal right and capacity to enter into this Guaranty, (ii) he has a direct financial interest in the making of the Lease, and (iii) he is solvent. Guarantor hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, and notice of acceptance.

     Landlord may, without notice, assign this Guaranty in connection with its assignment of the Lease, and in such event, each and every successive assignee of the Lease and of this Guaranty shall have the right to enforce this Guaranty as fully as if such assignee were named herein.

     This Guaranty shall be legally binding upon Guarantor and his heirs, successors and assigns and shall inure to the benefit of Landlord and its successors and assigns.


                             Exhibit G Page 2 of 3

     IN WITNESS WHEREOF, the undersigned Guarantor, intending to be legally bound, has executed, sealed and delivered this Lease Guaranty this _____ day of December, 2001.




Signed, sealed and delivered on the      GUARANTOR:
____ day of  December,  2001 in the      ---------
presence of:


____________________________                                              (Seal)
                                         _________________________________
Notary Public                            BRUCE DAVIS
My Commission Expires:                   Social Security No.____________________


____________________________
         (Seal)









                             Exhibit G Page 3 of 3